Exhibit 10.17
                           AURORA METALS (BVI) LIMITED

P.O.Box 27494,                                           Telephone: 303-727-8609
Denver, Colorado,                                      Facsimile:   303-936-0333
U.S.A. 80227-0494.                                  E-mail: jaajames@comcast.net


September 20, 2004

Mr. Thomas A. Loucks,
President and CEO,
Trend Mining Company,
5575 South Syracuse Street, Suite 103
Littleton,
Colorado, USA 80120

Dear Tom,

LETTER OF INTENT - PROPOSED JOINT VENTURE - STILLWATER COMPLEX, MONTANA

Further to our recent discussions, Aurora Metals (BVI) Limited (hereafter "AM") herewith proposes with this Letter of Intent ("LOI"), the establishment of a joint venture agreement with Trend Mining Company (hereafter "Trend") to explore and develop certain claims held under two (2) lease agreements by AM (the "Property") in the Stillwater Complex, Stillwater and Sweet Grass Counties, Montana. The terms of this offer are subject to the Boards of Directors of AM and Trend and relevant regulatory authorizations.

The terms of the proposed joint venture arrangement follow:

1.   EXPLORATION EXPENDITURES

     Trend shall expend, as a minimum, the following annual and cumulative exploration expenditures on the Property:

                 YEAR   ANNUAL EXPENDITURE   CUMULATIVE EXPENDITURE
                              ($US)                  ($US)
                   1          100,000                100,000
                   2          400,000                500,000
                   3          500,000               1,000,000
                   4          500,000               1,500,000
                   5          500,000               2,000,000
                 TOTAL       2,000,000

2.   PAYMENTS

     At closing, Trend shall issue 50,000 shares of Trend's common stock to AM. Thereafter, to keep the joint venture agreement in good standing:

TREND - LETTER OF INTENT          Page 2 of 5                 SEPTEMBER 20, 2004

     (i) on the first anniversary date, Trend shall pay $20,000 in cash, and issue 20,000 shares of Trend's common stock to AM; and

    (ii) on the second and subsequent anniversary dates, Trend shall issue $20,000 in cash or the equivalent value in Trend's common stock determined by the average stock price over the previous calendar month.

3.   JOINT VENTURE

     Trend shall earn a fifty (50%) percent participating interest in the Property after completion of the exploration expenditures and payments to AM as outlined above. Trend shall have no participating interest unless and until it has completed the exploration expenditures and payments to AM as outlined above.

4.   OPERATOR

     Trend shall be the Operator from closing and until completion of the exploration expenditures.

5.   OVERHEAD AND MANAGEMENT FEES

     The operator shall have the right to charge five percent (5%) of exploration expenditures, excluding property payments, taxes and/or fees to maintain the Property, to cover overhead and management costs. Such overhead and management charges shall qualify as exploration expenditures.

6.   MANAGEMENT COMMITTEE

     The parties shall establish a Management Committee to develop overall policies and objectives. The Management Committee shall comprise one member appointed by AM and one appointed by Trend, each with an equal vote. In the event of a deadlock, the Operator shall have the deciding vote.

7.   PROGRAMS AND BUDGETS

     The Operator shall prepare proposed programs and budgets covering up to one year and submit same to the Management Committee for approval. The Management Committee shall have thirty (30) days to review and approve, or request modifications thereto, of said programs and budgets.

8.   UNDERLYING AGREEMENTS

     The joint venture will be subject to the terms and conditions of two (2) underlying agreements, the Mountain View Lease Agreement and the Basal Zone Agreement, to which AM is a signatory.

TREND - LETTER OF INTENT          Page 3 of 5                 SEPTEMBER 20, 2004

9.   EXCLUSIONS

     Specific exclusions from the claims and areas covered by the Property are the "G" and "H" chromite seams under the Mountain View Lease Agreement and the nickel-copper mineralization in the Nye Basin under the Basal Zone Lease Agreement. AM shall have the right to explore the excluded claims and areas in its own right. In the event that AM seeks finance to develop the excluded claims and areas, Trend shall have the right to submit an offer for participation therein.

10.  TRANSFER OF INTEREST

     In the event that one party decides to encumber or sell its interest to a third party, not including a transfer to an affiliate, the non-selling participant shall have the right to purchase the seller's interest on terms no less advantageous to those offered by the third party, or for cash where there is a cash component.

11.  FUTURE FINANCING

     The parties shall have the right to participate in future financings pro rata with their respective percentage interests at the time.

12.  ACCESS

     AM will ensure that Trend has quiet access to the Property for the performance of the agreed programs.

13.  TIMING

     This LOI will expire at 5:00 PM Mountain Standard Time, Friday November 19, 2004, unless otherwise agreed by the parties


In terms of process, it is anticipated that a joint venture agreement will be reached, subject to approvals by the boards of both parties and satisfying regulatory requirements. AM and Trend will jointly approve the contents of any news releases relating to the joint venture and ensure simultaneous release under their respective names.

The parties will have eighty-eight (88) days, until 5:00 PM Mountain Standard Time on Friday, December 17, 2004, to complete a binding joint venture agreement. Failure to complete and sign the agreement by the nominated date will result in termination of the proposed arrangement, unless otherwise agreed by the parties.

TREND - LETTER OF INTENT          Page 4 of 5                 SEPTEMBER 20, 2004

If you are in agreement with the terms of this LOI, please so indicate by completing a copy of the attached signature page, and return same to the undersigned.


Yours sincerely,
AURORA METALS (BVI) LIMITED,

/s/ J.A.A. James
----------------
J.A.A. James,
President and Director

TREND - LETTER OF INTENT          Page 5 of 5                 SEPTEMBER 20, 2004



              AURORA METALS (BVI) LIMITED AND TREND MINING COMPANY
                                LETTER OF INTENT

                                 SIGNATURE PAGE



Agreed and acknowledged this 20th day of September 2004 on behalf of Trend Mining Company:


/s/ Thomas A Loucks                          September 20, 2004
-------------------                          ------------------
Signature                                           Date


President and CEO
-----------------
Name and Title